
                   KV PHARMACEUTICAL COMPANY AND SUBSIDIARIES
                         Earnings Per Share Calculation
                           Primary Earnings Per Share


                                                            For the Three Months Ended             For the Nine Months Ended

                                                           12/31/96            12/31/95            12/31/96            12/31/95
                                                           --------            --------            --------            --------

Net income                                               $ 1,807,003         $ 1,169,086          $ 4,690,249        $ 2,869,657
Less dividends on preferred stock                           (105,438)           (105,438)            (316,314)          (316,314)
                                                        ------------        ------------        -------------      -------------
Income Attributed to
  Common Stock                                           $ 1,701,565         $ 1,063,648          $ 4,373,935        $ 2,553,343
                                                         ===========         ===========          ===========        ===========



Average Number of Common Shares
  and Common Share Equivalents
  Outstanding:
  Average common shares
    outstanding                                           11,828,548          11,501,638           11,826,058         11,464,421
  Common share equivalents
    (after application of
    treasury stock method):
  Shares issuable upon conversion
    of stock options                                         222,196             304,492              231,121            259,376
                                                        ------------        ------------         ------------       ------------


Average Common Shares and
  Common Share Equivalents
  Outstanding                                             12,050,744          11,806,130           12,057,179        11,723,797
                                                          ==========          ==========           ==========        ==========


Primary Income per Share (1):                                  $0.14               $0.09                 $0.36            $0.22
                                                               =====               =====                 =====            =====




(1) The two-class method for Class A and Class B common stock is not presented because the earnings per share are equivalent to the if converted method since dividends were not declared or paid and each class of common stock has equal ownership of the Company.

                    KV PHARMACEUTICAL COMPANY AND SUBSIDIARIES
                         Earnings Per Share Calculation
                        Fully-Diluted Earnings Per Share


                                                           For the Three Months Ended             For the Nine Months Ended

                                                          12/31/96           12/31/95           12/31/96            12/31/95
                                                          --------           --------           --------            --------

Net income                                              $ 1,807,003        $ 1,169,086        $  4,690,249         $2,869,657
Less dividends on preferred stock                          (105,438)          (105,438)           (316,314)          (316,314)
Plus dividends not payable due to
  preferred stock conversion                                105,438            105,438             316,314            316,314
                                                        -----------        -----------         -----------         ----------
Income Attributed
  to Common Stock                                       $ 1,807,003        $ 1,169,086         $ 4,690,249         $2,869,657
                                                        ===========        ===========         ===========         ==========


Average Number of Common Shares
  Outstanding on a Fully-
Diluted Basis:
  Average common shares
    outstanding                                          11,828,548        11,501,638           11,826,058         11,464,421
  Common share equivalents
    (after application of
    treasury stock method):
  Shares issuable upon conversion
    of stock options                                        220,847           430,143              237,754            341,320
  Common equivalent shares for
    preferred stock                                         602,500           602,500              602,500            602,500
                                                        -----------       -----------          -----------         ----------
  Average Number of Shares
    Outstanding on a
    Fully-Diluted Basis                                  12,651,895        12,534,281           12,666,312         12,408,241
                                                         ==========        ==========           ==========         ==========

Fully-Diluted Income
  per Share (1) (2)                                          $ 0.14            $0.09                $0.37              $0.23
                                                             ======            =====                =====              =====


(1) The two-class method for Class A and Class B common stock is not presented because the earnings per share are equivalent to the if converted method since dividends were not declared or paid and each class of common stock has equal ownership of the Company.

(2) This calculation is submitted although it is contrary to Paragraph 40 of APB Opinion No. 15 as it produces an anti-dilutive result. Also, the preferred stock would not qualify as a common share equivalent because the cash yield at issuance was not less than 66 2/3% of the then current average Aa corporate bond yield.